UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2014

Cullen Agricultural Holding Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-53806	27-0863248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1193 Seven Oaks Rd., Waynesboro, GA	30830
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (706) 621-6737

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

General; Structure of Merger

On December 31, 2014, Cullen Agricultural Holding Corp., a Delaware corporation (“Cullen”), entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) by and among Cullen, Long Island Iced Tea Corp., a Delaware corporation and a wholly owned subsidiary of Cullen (“Holdco”), Cullen Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Holdco (“Parent Merger Sub”), LIBB Acquisition Sub, LLC, a New York limited liability company and a wholly owned subsidiary of Holdco (“LIBB Merger Sub” and together with Parent Merger Sub, the “Merger Subs”), Long Island Brand Beverages, LLC, a New York limited liability company (“LIBB”), Phil Thomas (“Thomas”) and Thomas Panza (“Panza,” and together with Thomas, the “Founders”). Pursuant to the Merger Agreement, among other things, (i) Parent Merger Sub will merge with and into Cullen (the “Parent Merger”), with Cullen surviving as a wholly owned subsidiary of Holdco and with the Cullen stockholders receiving newly issued shares of common stock, par value $0.0001 per share, of Holdco (the “Holdco Common Stock”), and (ii) LIBB Merger Sub will merge with and into LIBB (the “Company Merger,” and together with the Parent Merger, the “Mergers”), with LIBB surviving as a wholly owned subsidiary of Holdco and with the members of LIBB (the “Members”) receiving newly issued shares of Holdco Common Stock.

Upon the consummation of the Mergers, (i) Holdco will become a new publicly traded company, (ii) Cullen and LIBB will become wholly-owned subsidiaries of Holdco and (iii) assuming that there are no adjustments to the merger consideration pursuant to the Merger Agreement (as more fully described below), the former members of LIBB will own approximately 63% of the stock of Holdco and the former stockholders of Cullen will own the remaining 37%.

LIBB operates in the ready-to-drink tea segment of the beverage industry. LIBB has developed non-alcoholic, premium iced tea bottled beverages made with quality ingredients that are offered at an affordable price. LIBB is currently organized around its flagship brand Long Island Iced Tea, a premium, ready-to-drink, proprietary recipe iced tea sold primarily on the East Coast of the United States through national and regional wholesale and supermarket chains and a network of distributors.

The Mergers are expected to be consummated (the “Closing”) in the first fiscal quarter of 2015, after the fulfillment of certain closing conditions set forth in the Merger Agreement, as summarized herein.

The following summaries of the Merger Agreement and the other agreements to be entered into by the parties are qualified in their entirety by reference to the text of the agreements, which are attached as exhibits hereto and are incorporated herein by reference.

Conversion of Parent Common Stock

Upon consummation of the Parent Merger, each share of common stock, par value $0.0001, of Cullen (“Cullen Common Stock”) will be automatically converted into one share of Holdco Common Stock.

Company Merger Consideration

Upon consummation of Company Merger, the Members, in exchange for all of the membership interests of LIBB, will receive an aggregate of 39,500,000 shares Holdco Common Stock (the “Merger Shares”), subject to an estimated adjustment at the Closing based on Cullen’s and LIBB’s estimated Net Working Capital (as defined in the Merger Agreement) as of the Closing, and subject to a post-Closing true-up in the event that the actual Net Working Capital of Cullen and LIBB at the Closing varies from the estimate that was provided for the Closing. Any adjustments to the merger consideration for Net Working Capital will be paid by delivery of shares of Holdco Common Stock, with the maximum downward post-Closing adjustment limited to the Adjustment Shares (as defined below).

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LIBB Representative and the Committee

Philip Thomas will serve as the “LIBB Representative” under the Merger Agreement, and in such capacity will act on behalf of the Members with respect to certain matters under the Merger Agreement and the Escrow Agreement (as defined below), including with respect to any indemnification claims made after the Closing. Paul Vassilakos will serve as the sole member of the “Committee,” and in such capacity will act on behalf of Holdco and Cullen after the Closing with respect to certain matters under the Merger Agreement and the Escrow Agreement, including with respect to any indemnification claims made after the Closing.

Indemnification; Escrow

The Members have agreed to indemnify and hold harmless Cullen, Holdco and LIBB, and Holdco has agreed to indemnify and hold harmless the Members, for their respective inaccuracies or breaches of the representations and warranties or non-fulfillment or breach of any covenant or agreement contained in the Merger Agreement. Indemnification claims will be paid by delivery of shares of Holdco Common Stock.

To provide a fund for satisfaction of Cullen, Holdco and LIBB’s post-Closing rights to indemnification under the Merger Agreement, an aggregate of 7,500,000 of the Merger Shares (“Indemnity Shares”) will be placed in escrow, in accordance with an escrow agreement (the “Escrow Agreement”) to be executed by Cullen, the LIBB Representative, the Committee and Continental Stock Transfer & Trust Company, as escrow agent. The escrow will be the sole remedy for Cullen, Holdco and LIBB for their rights to indemnification under the Merger Agreement. The Members’ right to indemnification will be satisfied through the issuance by Holdco of up to 7,500,000 additional shares of Holdco Common Stock.

On the date on which Holdco’s independent registered public accounting firm has issued its report relating to Holdco’s financial statement for its fiscal year ending December 31, 2015, the Indemnity Shares remaining in escrow will be released to the Members except for any shares subject to pending indemnification claims.

No amount for indemnification shall be payable to either Cullen, Holdco or LIBB on the one hand or the Members on the other hand, unless and until the aggregate amount of all indemnifiable losses otherwise payable exceed a basket deductible amount of $100,000 (with all claims then paid from the first dollar). Except for claims based on actual fraud, the aggregate liability for losses of Cullen, Holdco and LIBB, on the one hand, shall not exceed the Indemnity Shares and the aggregate liability for losses of the Members, on the other hand, shall not in any event exceed 7,500,000 newly issued shares of Holdco Common Stock.

To provide a fund for any reduction in the number of Merger Shares as a result of the post-Closing true-up of the merger consideration based on the actual Net Working Capital of Cullen and LIBB at the Closing, an additional 1,000,000 of the Merger Shares (“Adjustment Shares”) will be placed in escrow in accordance with the Escrow Agreement. Within three business days after the parties finalize the Net Working Capital calculation in accordance with the Merger Agreement, the Adjustment Shares will be released to the Members or Holdco, as applicable.

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Lock-Up Agreements

Pursuant to the terms of lock-up agreements (the “Lock-Up Agreements”) that will be executed by the Founders at or prior to the Closing, the Founders will agree not to sell their shares of Holdco Common Stock received in the Company Merger (representing approximately 55% of the shares being issued to the former LIBB members) until the 12-month anniversary of the Closing, subject to certain permitted transfers and provided that the shares will be released from such restrictions early in the event that Holdco consummates a liquidation, merger, stock exchange or other transaction that results in all of its stockholders having the right to exchange their shares of common stock for cash, securities or property.

Registration Rights Agreement

Pursuant to the Merger Agreement, at or prior to the Closing, Holdco will enter into a registration rights agreement with the former Members (the “Registration Rights Agreement”). Under the Registration Rights Agreement, subject to the Lockup Agreements, the Members will be granted certain “demand” and “piggyback” registration rights with respect to the shares of Holdco Common Stock to be issued to them in the Company Merger.

Management of Holdco following Mergers

Holdco’s board of directors is divided into two classes, with only one class elected at each annual meeting of Holdco’s stockholders. Upon the Closing, Holdco’s directors will be Edward Hanson, Kerry Kennedy and Richard Y. Roberts as Class 1 directors (with their terms expiring in 2016) and Thomas and Paul Vassilakos as Class 2 directors (with their terms expiring in 2017). Mr. Vassilakos is currently the Chief Executive Officer of Cullen and each of Messrs. Hanson and Roberts and Ms. Kennedy is a director of Cullen.

Upon completion of the Mergers, the current executive officers of LIBB will remain executive officers of LIBB. Additionally, Thomas, the Chief Executive Officer of LIBB, Peter Dydensborg, the Chief Operating Officer of LIBB, and James Meehan, the Chief Accounting Officer of LIBB, will become executive officers of Holdco, holding the equivalent management positions as those held with LIBB.

In connection with the closing of the Mergers, each of Messrs. Thomas, Dydensborg and Meehan will enter into new employment agreements with Holdco to serve as Holdco’s and LIBB’s Chief Executive Officer, Chief Operating Officer and Chief Accounting Officer, respectively. Each will have a term of two years from the closing of the Mergers except that the agreements with Messrs. Dydensborg and Meehan will provide that either Holdco or the executive can terminate the agreement with six months’ advance notice. The employment agreements will provide for Messrs. Thomas, Dydensborg and Meehan to receive base salaries of $150,000, $130,000 and $120,000, respectively. Additionally, each will be entitled to an incentive bonus of not less than 50%, 40% and 25% of such individual’s base salary, respectively. Each will also receive a five-year option to purchase 1,200,000 shares of Holdco Common Stock, 880,000 shares of Holdco Common Stock and 240,000 shares of Holdco Common Stock, respectively, at an exercise price of $0.25 per share, each grant vesting quarterly in equal proportions over the two year employment term.

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Unless terminated by Holdco without “cause” or by the executive with “good reason” (as such terms are defined in the employment agreements), upon termination the executives will be entitled only to their base salary through the date of termination, valid expense reimbursements and certain unused vacation pay. If terminated by Holdco without “cause” or by the executives with “good reason,” each executive is entitled to be paid severance (base salary for a period of six months for Messrs. Thomas and Dydensborg and base salary for a period of three months for Mr. Meehan), valid expense reimbursements and accrued but unused vacation pay.

Each of the employment agreements contain provisions for the protection of Holdco’s intellectual property and confidentiality and non-competition restrictions for the executives (generally imposing restrictions during employment and for a period of two years following the consummation of the Mergers on (i) ownership or management of, or employment or consultation with, competing companies, (ii) soliciting employees to terminate their employment (iii) soliciting business from Holdco’s customers, and (iv) soliciting prospective acquisition and investment candidates for purposes of acquiring or investing in such entity).

Representations and Warranties

The Merger Agreement contains customary representations and warranties by each of Cullen, Holdco, the Merger Subs and LIBB relating to, among other things: (a) organization, qualification, authority and similar matters; (b) subsidiaries; (c) capital structure; (d) conflicts and required consents; (e) compliance with laws; (f) financial statements and, in the case of Cullen, SEC filings; (g) absence of undisclosed liabilities and off balance sheet arrangements; (h) absence of certain changes and events; (i) litigation; (j) employee benefit plans; (k) labor matters; (l) restrictions on business activities; (m) title to property, including leases of real and personal property; (n) taxes; (o) environmental matters; (p) brokers fees and similar expenses; (q) intellectual property rights; (r) contracts; (s) insurance; (t) government actions and filings; (u) related party transactions; (v) due authorization and approval; (w) absence of certain improper or illegal transactions; (w) in the case of Cullen, indebtedness of Cullen, quotation of Cullen Common Stock and applicability of the Investment Company Act of 1940, as amended, and (y) in the case of LIBB, the cancellation of certain promissory notes. The Merger Agreement also contains customary representations and warranties by the Members relating to, among other things, authority and similar matters, absence of conflicts, ownership of the membership interests of LIBB and certain investment-related matters.

Covenants

Prior to the Closing, Cullen, Holdco, the Merger Subs and LIBB and each of their subsidiaries will continue to operate their respective businesses in the ordinary course consistent with past practices prior to the Closing and will not take certain specified actions without the prior written consent of the other parties.

The Merger Agreement contains additional agreements of the parties, including, among others, the following:

•	Cullen will cause Holdco to prepare and file a registration statement (the “Registration Statement”) with respect to the shares of Holdco Common Stock into which Cullen Common Stock will be converted in connection with the Parent Merger, which shall include proxy materials for the purpose of soliciting proxies from holders of Cullen Common Stock to vote, at a special meeting of the holders of Cullen Common Stock to be called for such purpose, in favor of the adoption of the Merger Agreement and the approval of the Parent Merger and in favor of the approval of the Holdco Plan (as defined below). As soon as practicable following the declaration of effectiveness of the Registration Statement by the SEC, Parent shall distribute the proxy materials and call the special meeting.

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•	The parties will take all necessary action so that Thomas, Paul Vassilakos, Edward Hanson, Kerry Kennedy and Richard Y. Roberts are elected as directors of the Holdco.

•	Each party agrees to protect the confidential information of the other parties and, subject to the confidentiality requirements, to provide reasonable access to the other parties to information concerning its business.

•	The parties will use commercially reasonable best efforts to obtain all necessary approvals from governmental agencies and other third parties that are required for the consummation of the transactions contemplated by the Merger Agreement.

•	The parties will use their commercially reasonable best efforts to take such actions as are necessary to fulfill their obligations under the Merger Agreement.

•	All rights to indemnification for acts or omissions prior to the Closing in favor of the current directors and officers of Cullen and LIBB as provided in their current charter documents will continue in full force and effect and, for six years following the Closing, Holdco and LIBB will cause to be maintained in effect the current policy of directors’ and officers’ liability insurance (or no less advantageous policies) with respect to claims arising from events prior to the Closing.

•	Holdco will adopt an incentive stock plan (“Holdco Plan”) that reserves an aggregate of no more than 7,000,000 shares of Holdco Common Stock for issuance pursuant thereto.

•	Cullen, Holdco and LIBB shall use commercially reasonable best efforts to obtain the quotation on the OTCBB of the Holdco Common Stock.

•	Each party is required to notify the other of certain events and conditions that occur between signing and Closing, and LIBB is required to provide Cullen with financial reports and reasonable access to its financial information.

•	No party shall solicit or enter into an alternative transaction between signing and the earlier of Closing or the termination of the Merger Agreement.

General Conditions

The obligations of each party to consummate the transactions contemplated by the Merger Agreement are conditioned upon, among other things:

•	no executive order, decree, injunction or other order having been issued or entered by any governmental entity preventing, making illegal or prohibiting the consummation of such transactions, substantially on the terms contemplated by the Merger Agreement;

•	the Registration Statement having been declared effective by the SEC and no stop order suspending the effectiveness of the Registration Statement being in effect and no proceedings for that purpose being pending before or threatened by the SEC, and all necessary permits and authorizations under state securities or Blue Sky laws, the Securities Act of 1933, as amended, and the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), relating to the issuance and trading of Holdco Common Stock issued under the Merger Agreement having been obtained and being in effect;

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•	employment agreements with the Founders and certain other officers of LIBB shall have been executed; and

•	the stockholders of Cullen having approved the Merger Agreement and the Parent Merger by the requisite vote under the laws of the State of Delaware and Cullen’s amended and restated certificate of incorporation and bylaws.

LIBB’s Conditions to Closing

The obligations of LIBB to consummate the transactions contemplated by the Merger Agreement are further conditioned upon each of the following, among other things:

•	the representations and warranties of Cullen, Holdco and the Merger Subs, if qualified as to materiality, being true and correct and, if not qualified as to materiality, being true and correct in all material respects, in each case, as of the Closing, Cullen, Holdco and the Merger Subs having complied with all of their covenants contained in the Merger Agreement required to be performed on or prior to the Closing date, except to the extent non-compliance would not result in a material adverse effect on Cullen, and Cullen having delivered a certificate to such effect to LIBB;

•	there is no action pending or threatened which is reasonably expected to prevent consummation of any of the transactions contemplated by the Merger Agreement, cause any of the transactions contemplated by the Merger Agreement to be rescinded following the Closing, materially affect or encumber the title of the shares of Holdco Common Stock to be issued to the Members in the Mergers or materially affect the right of Holdco to own, operate or control the assets and operations of Cullen following the Mergers, and no order, judgment, decree, stipulation or injunction to any such effect shall be in effect;

•	Cullen and Merger Sub having obtained of all necessary consents, waivers and approvals required to be obtained in connection with the consummation of the transactions contemplated in the Merger Agreement; other than consents, waivers and approvals the absence of which would not be reasonably expected to have a material adverse effect on Cullen and its subsidiaries taken as a whole, and Cullen having delivered a certificate to such effect to LIBB;

•	no event constituting a material adverse effect having occurred with respect to Cullen and its subsidiaries taken as a whole since the date of the Merger Agreement, the effects of which are continuing and uncured;

•	the parties have entered into the Registration Rights Agreement and the Escrow Agreement;

•	Cullen being in compliance with the reporting requirements under the Exchange Act;

•	LIBB having received a legal opinion from Cullen’s counsel; and

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•	Cullen shall have terminated its equity incentive plan and all outstanding awards thereunder and Holdco shall have created the Holdco Plan.

As used in the Merger Agreement “material adverse effect” means any change, event, violation, inaccuracy, circumstance or effect, individually or when aggregated with other such changes, events, violations, inaccuracies, circumstances or effects, that is materially adverse to the business, assets, revenues, financial condition or results of operations of such party (without taking into account the effects of certain customary exceptions) or to its ability to consummate the transactions contemplated by the Merger Agreement and the ancillary documents.

Cullen’s Conditions to Closing

The obligations of Cullen, Holdco and Merger Sub to consummate the transactions contemplated by the Merger Agreement are further conditioned upon each of the following, among other things:

•	the representations and warranties of LIBB, if qualified as to materiality, being true and correct and, if not qualified as to materiality, being true and correct in all material respects, in each case, as of the Closing, LIBB and the Members having complied with all of their covenants contained in the Merger Agreement required to be performed on or prior to the Closing date, except to the extent non-compliance would not result in a material adverse effect on LIBB, and LIBB having delivered a certificate to such effect to Cullen;

•	there is no action pending or threatened which is reasonably expected to prevent consummation of any of the transactions contemplated by the Merger Agreement, cause any of the transactions contemplated by the Merger Agreement to be rescinded following the Closing, materially affect or encumber the title of the shares of Holdco Common Stock to be issued to the Cullen stockholders in the Mergers or materially affect the right of Holdco to own, operate or control the assets and operations of LIBB following the Mergers, and no order, judgment, decree, stipulation or injunction to any such effect shall be in effect;

•	LIBB having obtained of all necessary consents, waivers and approvals required to be obtained in connection with the consummation of the transactions contemplated in the Merger Agreement; other than consents, waivers and approvals the absence of which would not be reasonably expected to have a material adverse effect on LIBB and its subsidiaries taken as a whole, and LIBB having delivered a certificate to such effect to Cullen;

•	no material adverse effect having occurred with respect to LIBB and its subsidiaries taken as a whole since the date of the Merger Agreement, the effects of which are continuing and uncured;

•	Cullen having received a legal opinion from LIBB’s counsel;

•	all outstanding indebtedness owed by LIBB’s insiders (other than ordinary course advances to employees, officers and directors of LIBB who will not be executive officers or directors of Holdco upon the Closing) to LIBB having been repaid; and

•	the parties have entered into the Registration Rights Agreement, the Escrow Agreement and the Lock-Up Agreements.

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Waivers

If permitted under applicable law, either Cullen or LIBB may waive any inaccuracies in the representations and warranties of the other made to such party contained in the Merger Agreement or other document delivered pursuant thereto, and waive compliance with any agreements or conditions for the benefit of itself or such party contained in the Merger Agreement. Any waiver shall be valid only if set forth in writing signed on behalf of such party.

Termination

The Merger Agreement may be terminated at any time prior to the Closing, as follows:

•	by mutual written agreement of Cullen and LIBB;

•	by either Cullen or LIBB if the merger is not consummated by July 31, 2015, provided that such termination is not available to a party whose action or failure to act has been a principal cause of or resulted in the failure of the merger to be consummated before such date and such action or failure to act is a breach of the Merger Agreement;

•	by either Cullen or LIBB if a governmental entity shall have issued an order, decree, judgment or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the merger, which order, decree, judgment, ruling or other action is final and non-appealable;

•	by either Cullen or LIBB if the other party has breached any of its representations, warranties, covenants or agreements, such that the closing conditions described above would not be met, and has not cured its breach within the earlier of 30 days after notice of such breach or July 31, 2015, provided that the terminating party is itself not in breach; and

•	by either Cullen or LIBB if there is a material adverse effect with respect to the other party and its subsidiaries taken as a whole since the date of the Merger Agreement, the effects of which are continuing and uncured within 30 days after notice of such material adverse effect.

Upon termination of the Merger Agreement, the Merger Agreement will be of no further force and effect (other than confidentiality and other customary provisions) and a party will have no liability other than for willful breaches of the Merger Agreement by it prior to termination. In addition, in the case a party terminates the Merger Agreement upon an uncured breach by the other party, the non-terminating party shall be responsible for the terminating party’s expenses relating to the Merger Agreement (subject to a maximum of $100,000).

Governing Law and Dispute Resolution.

The Merger Agreement is governed by New York law. Any disputes under the Merger Agreement will be brought in federal or state courts located in New York County, New York. The Escrow Agreement provides that indemnification claims involving the escrow account will be subject to arbitration in New York, New York.

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Sale of Assets

On December 31, 2014, Cullen entered into a Sale and Purchase Agreement with Hart Acquisitions, LLC (“Hart”), an affiliate of Richard Watson, a former director of Cullen. Pursuant to the agreement, Cullen will sell to Hart certain assets and intellectual property related to Cullen’s former agricultural business for an aggregate of $125,000. The agreement is cancellable by either party on or prior to January 31, 2015. Additionally, in the event that Hart sells the intellectual property subject to the agreement or licenses the intellectual property to a third party at any time prior to January 31, 2020, Cullen will be entitled to 20% of the amount received from such sale or license. The purchase price will be paid by Hart to Cullen in cash, and proceeds from the sale will be used for Cullen’s working capital needs.

Other Information

Except for the historical information contained herein, the matters set forth in this report are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Cullen intends that all such statements be subject to the “safe-harbor” provisions of those acts. Many important risks, factors and conditions may cause Cullen’s actual results to differ materially from those discussed in any such forward-looking statement. These risks include, but are not limited to, the possibility that the Mergers do not close, including due to the failure to receive required security holder approvals or the failure of other closing conditions, and the risks and uncertainties described in Cullen’s filings with the SEC. The historical results achieved by Cullen are not necessarily indicative of its future prospects. Cullen undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information

In connection with the proposed transactions, Holdco will file a registration statement (the “Registration Statement”) and Cullen will file a proxy statement (the “Proxy Statement”) with the SEC. Investors are urged to read the Registration Statement and Proxy Statement (including all amendments and supplements thereto) before they make any voting or investment decision with respect to the proposed transactions because they will contain important information. Investors may obtain free copies of the Registration Statement and Proxy Statement, when they become available, as well as other filings containing information about Cullen, Holdco and LIBB, without charge, at the SEC’s Internet site (www.sec.gov). These documents may also be obtained for free, when they become available, by directing a request to: Cullen Agricultural Holding Corp., c/o Paul Vassilakos, 180 Madison Avenue, Suite 1702, New York, NY 10016.

Cullen and its directors and executive officers and other members of management and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Cullen’s stockholders with respect to the proposed Mergers.

Information regarding Cullen’s directors and executive officers is available in Cullen’s annual report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 28, 2014. Additional information regarding the interests of such potential participants in the proposed transactions will be included in the Registration Statement and Proxy Statement to be filed with the SEC in connection with the proposed transactions.

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ITEM 7.01.	REGULATION FD DISCLOSURE.

On January 5, 2015, Cullen issued a press release announcing the signing of the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated into this Item 7.01 by reference.

An investor presentation that may be used by Cullen in making presentations to certain existing and potential stockholders of Cullen is attached as Exhibit 99.2 to this report and incorporated into this Item 7.01 by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Reorganization, dated as of December 31, 2014, by and among, Cullen Agricultural Holding Corp., Long Island Iced Tea Corp., Cullen Merger Sub, Inc., LIBB Acquisition Sub, LLC, Long Island Brand Beverages LLC, Phil Thomas and Thomas Panza.

10.1	Form of Lock-Up Agreement.

10.2	Form of Escrow Agreement.

10.3	Form of Registration Rights Agreement.

99.1	Press release.

99.2	Investor Presentation.

*	Certain exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). Cullen agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Cullen Agricultural Holding Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 6, 2015

CULLEN AGRICULTURAL HOLDING CORP.

By:	/s/ Paul N. Vassilakos
Paul N. Vassilakos
Chief Executive Officer